AGREEMENT made as of the 1st day of June, 1999 between Western
Environmental, Inc., a Florida Corporation, with principal offices at 9550 Regency Square Blvd., Suite 1109, Jacksonville, Florida 32225 (hereinafter referred to as the "Company"); and Michael E Ricks, residing at 6249 Lake Drive, Starke, Fl 32091 (hereinafter referred to as the "Employee").

                              W I T N E S S E T H:

WHEREAS, the Employee shall be employed by the Company as Chief Executive Officer and

       WHEREAS, the Employee has the requisite experience, background and skill and is willing to formalize his relationship with the Company on the terms and subject to the conditions herein contained.

       NOW, THEREFORE, in consideration of the premises and mutual convenants herein contained, the parties hereby agrees as follows:

       1. RECITALS CONFIRMED. All of the recitals hereinabove stated are confirmed by all of the parties hereto as being in all respects true and correct and the same are hereby incorporated herein by reference into this agreement (the "Agreement" ).

       2. EMPLOYMENT. The Company hereby confirms its employment of the Employee and the Employee hereby confirms his employment by the Company as the Chief Executive Officer of the company. The Employee shall, in the performance of his duties, be at all times subject to the direction, supervision and authority of the Company's Board of Directors and the Executive Committee.

       3. NO BREACH OF OBLIGATION. The Employee represents and warrants to the Company that he has the requisite skill and experience and is ready, willing and able to perform those duties attendant to the position for which he is hired or which may be assigned to him; and that his entry into this Agreement with the Company does not constitute a breach of any prior agreement between the Employee and any person, firm or corporation contain any restriction or impediment to the ability of the Employee to perform those duties for which he was hired or which may be assigned to or reasonably expected of him. The Company acknowledges that the employee has other business interest.

     4. SERVICES. During the full term of this Agreement, the Employee shall perform to the best of his ability the following services and duties, in such manner and at such time as the Company may direct; the following being included by way of example and not by way of limitation:

          (a) The Employee shall, together and in connection with the other executive officers of the Company, supervise and direct all administrative aspects of and share responsibility for the conduct and supervision of all administrative areas of the Company's operation;

          (b) The Employee shall aid and assist the administration of the Company's sales, marketing programs and other similar and related aspects of the Company's operations;

          (c) The Employee shall promote the Company's relations with its clients, employees, potential clients and others;

          (d) The Employee shall consult with and advise the other officers and employees of the Company, either orally, or, at the request of the company, in writing, with respect such matters as the Board of Directors shall be requested from time to time, relating to the management and operation of the Company, sales, marketing and the institution of programs and systems designed to increase the efficiency of the Company's business and overall management and operation of the Company.

     5. EXCLUSIVITY. The Employee agrees that during the term of this Agreement he will impart and devote substantially all of his time, energy, skill and attention to the performance of his duties hereunder. This paragraph shall not exclude the Employee from serving as an executive officer and/or serving on the Board of Directors of another company or companies not engaged in similar business ventures not in direct competition with the company or subsidiaries if such investments shall be of a passive nature or shall be in securities of a publicly owned entity.

     6. PLACE OF PERFORMANCE. The Employee agrees to perform his duties hereunder at the offices of the Company, in Jacksonville and Starke, Florida, and agrees, to the extent that it shall be determined necessary and advisable in the sole discretion of the Company's Board of Directors to travel to any place in the United States or to any foreign country where his presence is or may reasonably be temporarily required for the performance of his duties hereunder.

     7. COMPENSATION. The Company hereby agrees to compensate the Employee and the Employee hereby accepts for the performance of the services by the Employee and duties required by the Employee under Paragraph 3 hereof and his other obligations hereunder as follows:

     (a) Salary. Subject to review and upward adjustment from time to time by the Board of Directors, the Company shall pay to the Employee an annual salary of eighty-seven thousand five hundred dollars ($87,500) during the first year of the term of this Agreement. During the second and the third year, the Employee's salary will increase to one hundred and twenty five thousand and one hundred thirty seven thousand five hundred respectively. Such salary shall be payable monthly in accordance with the regular payroll practice of the company;

     (b) Bonus. The Employee shall be entitled to participation in a bonus or other incentive compensation, profit sharing or retirement plan that the Company shall institute or make generally available to its executives;

     (c) Expenses, Accommodations, Insurance, and Medical Benefits. The Company shall pay to the Employee and/or furnish the Employee with the expenses, accommodations, insurance and medical benefits referenced in Paragraph 10 of this Agreement; and

     (d) Vacation and Automobile. The Employee shall be entitled to the use of an automobile and vacations as provided in Paragraph 11 of this Agreement;

     (e) Severance. The Company shall pay the Employee the severance compensation enumerated in Paragraph 15 (c) of this Agreement

     8. REPRESENTATION AND WARRANTIES OF THE EMPLOYEE. By virtue of his execution hereof, and in order to induce the Company to enter into this Agreement, The Employee hereby represents and warrants as follows:

     (a) The Employee is not presently actively engaged in any business, employment or venture which is or may be in conflict with the business of the Company;

     (b) The Employee has full power and authority to enter in this Agreement, to enter into the employ of the Company and to otherwise perform this Agreement in the time and manner contemplated; and

     (c) The Employee's compliance with the terms and conditions of this Agreement in the time and manner contemplated herein will not conflict with any instrument or agreement pertaining to the transaction contemplated herein, and will not conflict in, result in a breach of, or constitute a default under any instrument to which he is a party.

     9. REPRESENTATION AND WARRANTIES OF THE COMPANY. By virtue of the execution of this Agreement, the Company hereby represents and warrants to the Employee as follows:

     (a) the Company has full power, right and authority to execute and perform this Agreement in the time and manner contemplated; and

     (b) The execution and performance of this Agreement will not result in a breach of or violate the provisions of any contract or agreement to which the Company is a party.

     10. EXPENSES, ACCOMMODATIONS, INSURANCE, MEDICAL BENEFITS, AND ETC.

     (a) The Company and the Employee hereby agree and consent that during the term of this Agreement, the Company shall furnish the Employee memberships as shall be suitable to the character of his position and adequate for and reasonably designed to enhance the performance of his duties. The Company and the Employee further agree that the Employee shall receive reimbursement, for all expenses incurred by the Employee in connection with the performance of his duties hereunder subject to compliance with the Company's procedures; and the Company shall pay to the Employee directly or reimburse the Employee for all other reasonable, necessary and proven expenses and disbursements incurred by the Employee for and on behalf of the Company in the performance of the Employee's duties during the term of this Agreement.

     (b) The Employee agrees and consents to being the subject of such policy or policies of disability income and/or key man insurance as the Company shall, in its sole discretion, elect to carry on Employee's life. The Company shall be the owner and beneficiary of any such policy and/or policies and shall pay premiums thereon; and the Employee agrees and consents to such arrangement. Notwithstanding the foregoing, and so long as adequate and customary arrangements are made with respect thereto, the Employee's spouse and/or children may be named co-beneficiaries on such split-dollar insurance policies or policies as the Employee reasonably desires. The Company shall have the right and option of selecting the carrier(s) of such insurance and the form thereof (i.e. whole life, term, etc.). Upon the termination of the Employee's employment for any reason provided in this Agreement, he shall have the right to purchase any and all policies owned by the Company on his life, subject to the terms of this Agreement, upon paying the Company within (30) days of such termination an amount equal to cash value, including the cash value of dividend additions or deposits, if any, of such policy as of the date such right is exercised, less the amount of any policy loan with accrued interest. The Company, upon such payment, shall execute the instruments necessary to transfer such policies to the Employee.

     11. VACATIONS AND AUTOMOBILE. During the term of this Agreement, the Employee shall receive four (4) weeks of vacation per year at such time as he shall elect. The Employee hereby agrees to utilize his best efforts to take his vacation time in non-consecutive weeks, The Employee shall be entitled to accumulate any unused vacation time from year to year during of the term of this Agreement; and upon termination shall be paid the full value thereof at the salary rate in effect on the date of termination. The Employee shall be Entitled to the use of an automobile and all expense necessary to operate and maintain such auto.

     12. PROPRIETARY RIGHTS. The Employee shall at no time before or after the termination of his employment hereunder use or divulge or make known to anyone without the express written consent of the Board of Directors of the Company (except to those duly authorized by Company to have access thereof) any marketing systems, programs or methods, customer or client lists, computer programs, configurations, systems or procedures, ideas, formulae, inventions, discoveries, improvements, secrets, processes or technical or other information of the Company or any accounts, customer or client lists, transactions of business affairs of the Company. All ideas, marketing systems, computer programs, configurations, systems or procedures, programs or methods, formulae, inventions, discoveries, improvements, secrets or processes whether or not patentable or copyrightable, made or developed by the Employee during the term of this Agreement or within one year after its expiration or termination and relating to the business of the Company shall be the exclusive property of the Company, whether or not any claim of the Employee to compensation under Paragraph 7 hereof have been or will be satisfied, and the Employee agrees to provide the Company at its request and expense such instruments and evidence as it may reasonably request to perfect, enforce and maintain the Company's rights to such property. At the conclusion of his employment by the Company, the Employee shall forthwith surrender to the Company all letters, brochures, agreements and documents of every character relating to the business affairs and properties of the Company and then in his possession and shall not, without the company's prior written consent, retain or disclose any copies thereof.

     13. DISABILITY. If during the term of this Agreement and in the opinion of the Board of Directors of the Company as confirmed by competent medical evidence, the Employee shall become physically or mentally incapacitated to perform his duties for the company hereunder for a continuous period then the following shall apply: (a) for the first year of such disability the Employee shall receive his full salary; (b) for the second and third year of the Employee's disability the Employee shall receive fifty (50%) percent of his full salary; (but in no event beyond the termination date of this agreement), the Employee shall receive Fifty (50) percent of his full salary. Upon the Employee's resumption of full employment, he shall commence again to receive his full salary. The Employee hereby agrees to submit himself for appropriate medical examination by his personal physician as necessary to implement and give effect to the purposes of this paragraph 13. In event of termination as provided herein, the full term compensation provisions of paragraph 8 shall apply.

     14. COMPETITION. During the three (3) year term of this agreement, or upon the termination of his employment, whichever event shall occur later and for a period of twenty-four (24) consecutive months thereafter, the Employee shall not, without the prior express written consent of the Company, engage (either as an employee, consultant, agent proprietor, officer, director, partner, or stockholder, of any corporation, firm or business) in any business which is in direct competition of threatening to be in competition with the Company within any other state or other jurisdiction in which the Company is engaged in such operations.

       The Employee further convenants that during the stated term of this Agreement and for the twenty-four (24) month period thereafter, he will not solicit any clients or customers, known by him to be clients or customers of the Company, for competitive employment by the Company without cause or a termination of the employment by the Employee because of breach of agreement by the Company.

     15. TERM AND TERMINATION. This Agreement shall be deemed to be effective as of the date of its execution and shall continue in full force and effect until the last day of the month after the third (3rd) anniversary thereof unless sooner terminated as hereinafter set forth:

        (a) TERMINATION BY THE COMPANY FOR CAUSE.

          (1) The Company may terminate the Employee's employment for cause (as defined in sub-paragraph (b) below) upon compliance with the provisions of sub-paragraph (c). Upon such termination, the Company shall have no further obligations to the Employee, except for the compensation or other benefits due for a period prior to the date of Termination.

          (2) "Cause" shall mean: (I) the Employee's willful and continued failure to perform any of his duties with the Company (other than as a result of the Employee's incapacity due to illness or injury, as defined in paragraph 13 after a demand for performance is delivered to the Employee by the board of Directors (by a duly adopted resolution), which specifically identified the manner in which the Board of Directors believes that the Employee has not performed any of his duties; or (ii) the Employee's willful engaging in misconduct which is materially injurious to the Company, monetarily or otherwise. For purposes of this sub- paragraph (b), no act or failure to act on the Employees part shall be considered "willful" unless the act of failure to act by the Employee is done in bad faith and with absolute certainty that such action or omission was not in or opposed to the best interest of the Company, and any failure by the Employee to perform any of the Employee duties set forth herein shall be conclusively deemed not to be a willful failure to perform where the failure results from the Employee's illness or injury as set forth in a written opinion of the Employee's personal physician.

          (3) Termination for Cause shall be effected only if: (I) the Company has delivered to the Employee a copy of a Notice of Termination which complies with Paragraph 16 hereof and which gives the Employee, at least thirty (30) business days' prior notice, the opportunity, together with the Employee's counsel, to be heard before the Board of Directors and (ii) the Board of Directors (after such notice and opportunity to be heard), adopts a resolution concurred in but not less that two-thirds of all of the directors of the Company then in office, including at least two-thirds of all the directors who are not officers of the Company, that in the good faith opinion of the Board of Directors, the Employee was guilty of conduct set forth above in clause (I) and (ii) of the first sentence of subparagraph (b), and specifying the particulars thereof in detail.

          (b) TERMINATION BY THE EMPLOYEE FOR GOOD REASON.

          (1) The Employee may terminate his employment for Good Reason (as defined in subparagraph (b) below) by giving the Company a Notice of Termination which complies with Paragraph 16 hereof. Upon such termination the Employee shall have the rights described in sub-paragraph (c) hereof.

          (2) "Good Reason": shall mean: (i) the Employee being removed, or not being re-elected, as a director, or as a top Executive as described in employment by the Company for Cause or Disability or by the Employee without Good Reason; (ii) the assignment to the Employee, without his express written consent, of any duties other than those permitted by Paragraph 4; (iii) the Company's requiring the Employee to maintain his principal office or conduct his principal activities anywhere other than at the Company's principal executive offices, (iv) the failure of the Company to obtain the assumption and agreement to perform this Agreement by any successor as contemplated in Paragraph 8 hereof; (v) repudiation by the Company of any material obligation of the Company under Paragraph 7 hereof; or (vi) the delivery of a Notice of Termination by the Company pursuant to paragraph 16(a)(3), above (except that the delivery of such Notice shall be retroactively deemed not to constitute Good Reason within sixty (60) days after the Board of Directors shall make the determination described in paragraph 16(a)(3) (after the opportunity to be heard provided for therein) and such determination is not thereafter reversed by an arbitration decision or final judgment of a court of competent jurisdiction.

     (c) TERMINATION BY CHANGE OR CONTROL. In the event the Company experiences a Change of Control as hereinafter defined, the Employee shall have the right and option, in his sole unfettered discretion, to declare this Agreement breached by the Company. Upon the occurrence of such a course of action, the Employee shall be entitled to receive all of the compensation and remuneration provided in Subparagraph (c) of this Paragraph.

      16.

     (1) CHANGE IN CONTROL. For purposes of this Agreement a Change in Control will be deemed to have occurred

     (a) if following (I) a tender or exchange offer for voting securities of the Company, (ii) a proxy contest for the election of directors of the Company or (iii) a merger or consolidation or sale of all or substantially all of the business or assets of the Company, the directors of the Company immediately prior to the initiation of such event cease to constitute a majority of the board of directors of the Company upon the occurrence of such event or within one year after such event, or

     (b) if any "person" or "group" (as defined under the beneficial ownership rules of Sections 13(d)(3) and 14(d)(2) of the Securities Exchange Act of 1934 and Rule 13d3 thereunder) acquires ownership or control, or power to control, twenty-five percent (25%) or more of the outstanding voting securities of the Company without prior approval or ratification by a majority of the Company's directors in office at the time of such event.

     (d) THE EMPLOYEES RIGHTS UPON CERTAIN TERMINATION. If the Company terminates the Employee's employment hereunder, otherwise than for cause pursuant to Paragraph 15(a) or for Disability pursuant to Paragraph 1, or if the Employee terminates his employment for Good Reason pursuant to paragraph 15(b) or pursuant to Paragraph 15(c):

     (1) The Company shall continue to pay to the Employee his full base compensation, at the rate in effect on the Date of Termination, for the period (the "Post Termination Period") from the Date of Termination until June, 2002, the expiration date of this agreement. Notwithstanding anything to the contrary which may be contained herein, if the Employee shall have died prior to June, 2002, then, in such event, such payment of the Employee's full base compensation pursuant to this paragraph 16 shall continue to be made to the Employee's estate until June, 2002.


     (2) The Employee shall be entitled to the full amount which would have been due him under any bonus or profit sharing plan, or similar arrangement, in which he was participating prior to the Date of Termination, for the full three (3) year term of this Agreement, without any proration or reduction because of the Employees not being employed during the full term;

     (3) The Employee shall also be entitled to the full amount of any contingent compensation or benefit which would have become vested had his employment continued throughout the Post-Termination Period:

     (4) The Company shall also pay to the Employee an amount equal to all legal fees and expenses incurred by the Employee as a result of such termination (including) all fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce or retain any right or benefit provided by this agreement);

     (5) The Company shall maintain full force and effect, for the Employee; continued benefit throughout the Post-Termination Period, all life and health insurance and other benefit plans in which the Employee was entitled to participate immediately prior to the Date of Termination, provided that the Employee continued participation is possible under the general terms and conditions of such plans. If the Employee's participation in any such plan is barred for any reason whatsoever, the Company shall arrange to provide the Employee with benefits substantially similar to those which he is entitled to receive under such plan;

     (6) The Employee shall not be required to mitigate the amount of any payment provided for in this Paragraph 15 be reduced by any compensation earned by the Employee in any manner after the Date of Termination.

     16. NOTICE OF TERMINATION. Any purported termination of the Employee's employment shall be communicated by written Notice of Termination from one party to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in specific detail the facts and circumstances claimed to provide a basis for termination of the Employee's employment under the provision so indicated. No purported termination by the Company of the Employee's employment under the provision so indicated. No purported termination by the Company if the Employee's employment shall be effective if it is not affected pursuant to a Notice of Termination satisfying the requirements of this paragraph 16.

     17. DATE OF TERMINATION. "Date of Termination" shall mean the date on which Notice of Termination is given.

     18. SUCCESSORS; BINDING AGREEMENT.

     (a) The Company shall require any purchased of all or substantially all of the business of the Company, by agreement or form and substance satisfactory to the Employee, to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such purchase had taken place. If no agreement the full amount will become due and payable. As used in this agreement, "Company" shall mean the Company as hereinabove defined, and any successor to the Company's business or assets which executes and delivers this Agreement provided for in the Paragraph 18(a) or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

     (b) This Agreement shall inure to the benefit of and to be enforceable by the Employee's personal and legal representative, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or, if there be no such designee, to his estate.

     19. ARBITRATION. The Employee shall have the right to submit any determination by the Board of Directors terminating his employment for Cause, or any other dispute hereunder, to arbitration by a single arbitrator in Jacksonville, Florida under the laws of the American Arbitration Association. Any award in such arbitration may be enforced in any court of competent jurisdiction.


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

     20. ENTIRE AGREEMENT. This Agreement sets forth the entire understanding of the parties with respect to the subject matter thereof, shall supersede any prior agreements and understandings between the parties with respect to such subject matter, and no statement, representation, warranty or covenant has been made by either party except as expressly set forth herein.

     21. MODIFICATION. This Agreement shall not be changed or terminated orally. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs and personal representatives of the Employee and the successors and assigns of the Company.

     22. LAWS OF THE STATE OF FLORIDA. This Agreement is being delivered in the state of Florida and shall be construed and enforced in accordance with the laws of the State of Florida, irrespective of the state of incorporation of the Company or the place domicile or residence of the Employee. In the event of a controversy arising out of the interpretation, construction, performance or breach of this Agreement, the parties hereby agree and consent to the jurisdiction and venue of the Circuit Court of the State of Florida, Duval County and/or the United Stated District Court for the Northern District of Florida and further agree and consent that personal service or process in any such action or proceeding outside of the County of Duval shall be tantamount to service in person within the County of Duval and Shall confer personal jurisdiction upon either of said courts.

     23. NOTICES. Any notice to be given by any party hereunder to any other shall be in writing, mailed by certified or registered mail, return receipt requested, shall be addressed to the other at his address as hereinbefore stated or to such other address as may have been furnished by any party to the other in writing, and shall be deemed to be given on the date of mailing thereof in accordance with the foregoing.

     24. ADDITIONAL INSTRUMENTS. Each of the parties shall from time to time, at the request of the others, execute, acknowledge and deliver to the other party any and all further instruments that may be reasonably required to give full effect and force to the provisions of this Agreement.

     25. ORIGINALS. This Agreement may be executed in counterparts each of which so executed shall be deemed an original and constitute one and the same agreement.

     26. ADDRESS OF PARTIES. Each party shall at all time keep the other informed of its principal place of business or residence if different from that stated herein, and shall promptly notify the other of any change, giving the of the new principal place of business or residence.

     27. MODIFICATION AND WAIVER. A modification or waiver of any of the provisions of this Agreement shall be effective only if made in writing and executed with the same formality as this Agreement. The failure of any party to insist upon strict performance of any of the provisions of this Agreement shall not be constructed as a waiver of any subsequent default of the same or similar nature or of any other nature or kind.

     28. REMEDIES ON BREACH. The Employee hereby agrees that it may not be possible for the Company to be adequately compensated in damages for any breach by the Employee of any of the representations, warranties, terms or any conditions contained in this Agreement and accordingly the Employee hereby agrees and consents that in the event of any such breach, the Company, in addition to any other remedies it may have, shall be entitled to injunction or other equitable relief restraining such breach.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                                          BY: /s/ MICHAEL E. RICKS
                                              ------------------------------
                                                  Michael E. Ricks, Employee

                                       15